UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2007

___________________________________________________________

Mountains West Exploration, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Mexico	0-9500	85-0280415
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Butterfield Road, Suite 1050, Downers Grove, IL 60515

(Address of Principal Executive Offices, Including Zip Code)

(630) 271-8590

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
Item 3.02	Unregistered Sales of Equity Securities

Signature

Item 1.01	Entry into a Material Definitive Agreement

The information provided below under Item 2.03 relating to the Guaranty (as defined in Item 2.03) is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

On October 18, 2007 Mountains West Exploration, Inc. (the “Company”) entered into a Commercial Guaranty Agreement (the “Guaranty”) in favor of Aequitas Equipment Finance, LLC (“Aequitas”) in connection with a Purchase Order/Financing Proposal of Secured Digital Storage, LLC (“SDS”). The Company has previously entered into a non-binding letter of intent to acquire the assets of SDS. The purchase order is related to the lease of data center computer equipment and associated hardware. The term of the lease is 36 months. The amount secured by the Guaranty is $1,146,666.89. The Guaranty shall be filed in accordance with SEC rules and regulations.

Item 3.02	Unregistered Sales of Equity Securities

With respect to each issuance outlined in this Item 3.02, the Company relied upon exemptions contained in Section 4(2) of the Securities Act of 1933, as amended, to make such issuance.

In connection with the purchase order described in Item 2.03 above, on October 18, 2007, the Company issued warrants to purchase 25,000 shares of common stock of the Company to Aequitas as an inducement to enter into such purchase order. The warrants have an exercise price of $3.00 and a five year term.

In addition, on October 22, 2007, the Company issued warrants to purchase 750,000 shares of common stock of the Company to George Mellon and Mellon Enterprises L.P. as an inducement for such persons to enter into a guaranty on substantially similar terms as the Company's Guaranty described in Item 2.03 above. The warrants have an exercise price of $0.80 and a five year term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAINS WEST EXPLORATION, INC.
By:	/s/ Lee Wiskowski
Lee Wiskowski,
Co-Chief Executive Officer

Dated: October 24, 2007